                                                                  EXECUTION COPY

                                                                     EXHIBIT 2.1

                         AGREEMENT AND PLAN OF MERGER

                              AND REORGANIZATION

                                 BY AND AMONG

                              JOHNSON & JOHNSON,

                           RAPTOR ACQUISITION CORP.,

                                      and

                           INNOVASIVE DEVICES, INC.







                         Dated as of November 8, 1999

                               TABLE OF CONTENTS

                                                                 Page
ARTICLE I     THE MERGER ........................................   2

SECTION 1.01  Merger; Effective Time.............................   2
SECTION 1.02  Closing............................................   2
SECTION 1.03  Effect of the Merger...............................   2
SECTION 1.04  Articles of Organization; By-Laws..................   3
SECTION 1.05  Directors and Officers.............................   3
SECTION 1.06  Effect on Capital Stock............................   3
SECTION 1.07  Exchange of Certificates...........................   5
SECTION 1.08  Dissenting Shares..................................   7
SECTION 1.09  Stock Transfer Books...............................   7
SECTION 1.10  No Further Ownership Rights in TARGET Common Stock.   7
SECTION 1.11  Lost, Stolen or Destroyed Certificates.............   8
SECTION 1.12  Investment of Exchange Fund........................   8
SECTION 1.13  Termination of Exchange Fund.......................   8
SECTION 1.14  Tax Consequences...................................   8

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF TARGET ..........   8

SECTION 2.01  Organization and Qualification; Subsidiaries.......   9
SECTION 2.02  TARGET Capital Structure...........................  10
SECTION 2.03  Obligations With Respect to Capital Stock..........  11
SECTION 2.04  Authority; No Conflicts............................  11
SECTION 2.05  SEC Filings; TARGET Financial Statements...........  13
SECTION 2.06  Absence of Certain Changes or Events...............  14
SECTION 2.07  Taxes..............................................  15
SECTION 2.08  Absence of Liens and Encumbrances..................  16
SECTION 2.09  Intellectual Property..............................  17
SECTION 2.10  Agreements, Contracts and Commitments..............  18
SECTION 2.11  Governmental Authorization.........................  19
SECTION 2.12  Litigation.........................................  19
SECTION 2.13  Insurance..........................................  19
SECTION 2.14  ERISA Compliance; Excess Parachute Payments........  20
SECTION 2.15  Registration Statements; Proxy
              Statements/Prospectus..............................  23
SECTION 2.16  Fairness Opinion...................................  23
SECTION 2.17  Brokers' and Finders' Fees.........................  24
SECTION 2.18  Environmental Matters..............................  24
SECTION 2.19  Year 2000 Compliance...............................  25
SECTION 2.20  Rights Plan........................................  25
SECTION 2.21  Board Approval.....................................  25
SECTION 2.22  Vote Required......................................  26

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB...  26

SECTION 3.01  Organization and Qualification.....................  26
SECTION 3.02  Authority; No Conflicts............................  27
SECTION 3.03  SEC Filings; PARENT Financial Statements...........  28
SECTION 3.04  Taxes..............................................  28

                                      (i)

SECTION 3.05  Registration Statements; Proxy
              Statements/Prospectus.............................   28
SECTION 3.06  Brokers' and Finders' Fees........................   29
SECTION 3.07  Operation of SUB..................................   29

ARTICLE IV    CONDUCT OF BUSINESS PENDING THE MERGER............   29

SECTION 4.01  Conduct of Business by TARGET Pending the Merger..   29
SECTION 4.02  Certain Tax Matters...............................   33
SECTION 4.03  No Solicitation by TARGET.........................   33

ARTICLE V     ADDITIONAL AGREEMENTS ............................   36

SECTION 5.01  Proxy Statement/Prospectus; Registration
              Statement.........................................   36
SECTION 5.02  Stockholders Meeting..............................   37
SECTION 5.03  Access to Information; Confidentiality............   37
SECTION 5.04  Consents; Approvals...............................   38
SECTION 5.05  Stock Options.....................................   39
SECTION 5.06  TARGET Employee Stock Purchase Plan...............   40
SECTION 5.07  Notification of Certain Matters...................   40
SECTION 5.08  Further Action; Tax Treatment.....................   41
SECTION 5.09  Public Announcements..............................   41
SECTION 5.10  Listing of Common Stock...........................   41
SECTION 5.11  Accountant's Comfort Letters......................   41
SECTION 5.12  Indemnification; Directors' and Officers'
              Insurance.........................................   41
SECTION 5.13  Rights Agreement..................................   42
SECTION 5.14  Affiliate Agreements..............................   43
SECTION 5.15  HSR Act Filings...................................   43
SECTION 5.16  Stockholder Litigation............................   43
SECTION 5.17  Employee Matters..................................   43

ARTICLE VI    CONDITIONS TO THE MERGER .........................   44

SECTION 6.01  Conditions to Obligation of Each Party to Effect
              the Merger........................................   44
SECTION 6.02  Additional Conditions to Obligation of PARENT and
              SUB...............................................   45
SECTION 6.03  Additional Conditions to Obligation of TARGET.....   46
SECTION 6.04  Frustration of Closing Conditions.................   47

ARTICLE VII   TERMINATION ......................................   47

SECTION 7.01  Termination.......................................   47
SECTION 7.02  Effect of Termination.............................   48
SECTION 7.03  Fees and Expenses.................................   48

ARTICLE VIII  GENERAL PROVISIONS................................   50

SECTION 8.01  Effectiveness of Representations, Warranties and
              Agreements; Knowledge, Etc........................   50
SECTION 8.02  Notices...........................................   50
SECTION 8.03  Interpretation....................................   51

                                     (ii)

SECTION 8.04  Certain Definitions...............................   51
SECTION 8.05  Amendment.........................................   52
SECTION 8.06  Waiver............................................   52
SECTION 8.07  Severability......................................   53
SECTION 8.08  Entire Agreement..................................   53
SECTION 8.09  Assignment........................................   53
SECTION 8.10  Parties in Interest...............................   53
SECTION 8.11  Failure or Indulgence Not Waiver; Remedies
              Cumulative........................................   53
SECTION 8.12  Governing Law.....................................   54
SECTION 8.13  Specific Performance..............................   54
SECTION 8.14  Counterparts......................................   54

                                     (iii)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of November 8, 1999(this "Agreement"), among JOHNSON & JOHNSON, a New Jersey corporation
           ---------
("PARENT"), RAPTOR ACQUISITION CORP., a Massachusetts corporation and a
  ------
wholly-owned subsidiary of PARENT ("SUB") and INNOVASIVE DEVICES, INC., a
                                    ---
Massachusetts corporation ("TARGET").
                            ------

                             W I T N E S S E T H:

     WHEREAS, the Boards of Directors of PARENT and TARGET have determined that it is advisable and in the best interests of their respective stockholders for PARENT and TARGET to enter into a strategic business combination upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of common stock, par value $.0001, of TARGET ("TARGET Common
                                                                 -------------
Stock"), other than TARGET Common Stock owned by PARENT, SUB or TARGET, will be
-----
converted into the right to receive common stock, par value $1.00 per share, of PARENT ("PARENT Common Stock");
         -------------------

     WHEREAS, in furtherance of such combination, the Board of Directors of TARGET has approved the merger (the "Merger") of SUB with and into TARGET,
                                     ------
pursuant to which TARGET will become a wholly-owned subsidiary of PARENT, the Merger to be in accordance with the applicable provisions of the Massachusetts General Laws (the "MGL") and upon the terms and subject to the conditions set
                   ---
forth herein;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PARENT and TARGET are entering into a stock option agreement (the "Option
                                                                   ------
Agreement"), pursuant to which TARGET will grant PARENT the option to purchase
---------
shares of TARGET Common Stock, upon the terms and subject to the conditions set forth therein;

     WHEREAS, simultaneously with the execution and delivery of this Agreement, PARENT and certain stockholders of TARGET are entering into an agreement (the "Stockholders Agreement"), pursuant to which such stockholders will agree to
 ----------------------
vote to approve this Agreement and to take certain other actions in furtherance of the Merger, upon the terms and subject to the conditions set forth therein; and

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended the (the "Code").
                                                        ----

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, PARENT, SUB and TARGET hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER
                                  ----------

     SECTION 1.01  Merger; Effective Time.  At the Effective Time (as defined
                   ----------------------
below), and subject to and upon the terms and conditions of this Agreement and the MGL, (i) SUB shall be merged with and into TARGET, (ii) the separate existence of SUB shall cease, and (iii) TARGET shall be the surviving corporation and a wholly owned subsidiary of PARENT (the "Surviving
                                                          ---------
Corporation"). As promptly as practicable after the satisfaction or waiver, as
-----------
the case may be, of the conditions set forth in Article VI, TARGET, SUB and
                                                ----------
PARENT shall cause the Merger to be consummated by filing articles of merger as contemplated by Section 78 of Chapter 156B of the MGL (the "Certificate of
                                                            --------------
Merger"), together with any required related instruments, with the Secretary of
------
State of The Commonwealth of Massachusetts, in such form as required by, and executed in accordance with the applicable provisions of, the MGL (the time of filing of the articles of merger being referred to herein as the "Effective
                                                                  ---------
Time").
----

     SECTION 1.02  Closing.  Unless this Agreement shall have been terminated
                   -------
pursuant to Section 7.01, and subject to the satisfaction or waiver of all the
            ------------
conditions set forth in Article VI, the consummation of the Merger (the
                        ----------
"Closing") shall take place as promptly as practicable (and in any event within
 -------
two business days) (the "Closing Date") after satisfaction or waiver of the
                         ------------
conditions set forth in Article VI, (other than those conditions that by their
                        ----------
nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) at the offices of Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts, unless another date or place is agreed to in writing by TARGET, PARENT and SUB.

     SECTION 1.03  Effect of the Merger.  At the Effective Time, the effect of
                   --------------------
the Merger shall be as provided in this Agreement and the applicable provisions of the MGL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of SUB shall vest in the Surviving Corporation, and all debts, liabilities and duties of SUB shall become the debts, liabilities and duties of the Surviving Corporation. As a result of the Merger, the outstanding shares of capital stock of SUB and TARGET shall be converted or cancelled in the manner provided in Section 1.06 of this Agreement; the separate corporate existence of
            ------------
SUB shall cease; and TARGET shall be the surviving corporation in the Merger.

     SECTION 1.04  Articles of Organization; By-Laws.
                   ---------------------------------

     (a)  Articles of Organization.  The Articles of Organization of SUB, as in
          ------------------------
effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The name of the Surviving Corporation shall continue to be Innovasive Devices, Inc.

     (b)  By-Laws.  The By-Laws of SUB, as in effect immediately prior to the
          -------
Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.05  Directors and Officers.  (a) The directors of SUB immediately
                   ----------------------
prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (b) The officers of TARGET immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     (c) PARENT hereby acknowledges that (i) certain officers of TARGET are parties to Income Continuation Agreements, copies of which are attached hereto as Exhibit 1.04(c), and (ii) TARGET's obligations under such Income Continuation Agreements shall survive the Closing and be assumed by PARENT.

     SECTION 1.06  Effect on Capital Stock.  At the Effective Time, by virtue of
                   -----------------------
the Merger and without any action on the part of PARENT, SUB or TARGET or the holders of any securities issued by any of them:

     (a)  Capital Stock of SUB. Each issued and outstanding share of the capital
          --------------------
stock of SUB shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, $.0001 par value per share, of the Surviving Corporation, which shares shall be the only shares of capital stock of the Surviving Corporation outstanding immediately following such conversion.

     (b)  Conversion of TARGET Common Stock.  Each share of TARGET Common Stock,
          ---------------------------------
together with the associated right (the "Rights") to purchase shares of TARGET
                                         ------
Common Stock pursuant to the Rights Agreement dated as of January 14, 1999 ("TARGET Rights Plan") (collectively, a "Share") issued and outstanding
  ------------------                     -----
immediately prior to the Effective Time (excluding any Shares to be cancelled pursuant to Section 1.06(c)and any Dissenting Shares as defined in Section 1.08)
            --------------                                         ------------
shall be converted, subject to Sections 1.06(d), 1.06(e) and 1.07(f), into that
                               -------------------------------------
number (the "Exchange Ratio") of validly issued, fully paid and nonassessable
             --------------
shares of PARENT Common Stock equal to the amount (rounded to the fourth decimal place) obtained by dividing $8.25 by the Average Closing Price (as defined below) (the "Merger Consideration"). The "Average Closing Price" shall be an
             --------------------          ---------------------
amount equal to the average per share closing price of PARENT Common Stock, as reported on the New York Stock Exchange ("NYSE") Composite Tape for
                                          ----
the 20 consecutive trading days ending on the third trading day prior to the TARGET Stockholders' Meeting (as defined below). At the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of PARENT Common Stock in accordance with Section 1.07, without interest.
                   ------------

     (c)  Cancellation of TARGET Common Stock.  Each Share held in treasury of
          -----------------------------------
TARGET and each Share owned by PARENT or SUB immediately prior to the Effective Time (the "Cancelled Shares") shall, by virtue of the Merger and without any
           ----------------
action on the part of the holder thereof, cease to be outstanding and be cancelled and retired without payment of any consideration therefor.

     (d)  Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to
          -----------------------------
reflect fully the effect of any subdivision, combination, stock dividend (including any dividend or distribution of securities convertible into PARENT Common Stock or TARGET Common Stock), reorganization, recapitalization or similar capital change with respect to PARENT Common Stock occurring after the date hereof and prior to the Effective Time.

     (e)  Fractional Shares. No fraction of a share of PARENT Common Stock shall
          -----------------
be issued upon surrender or exchange of Certificates (as defined below), but in lieu thereof each holder of TARGET Common Stock who would otherwise be entitled to a fraction of a share of PARENT Common Stock (after aggregating all fractional shares of PARENT Common Stock to be received by such holder and providing for any amounts or shares to be withheld pursuant to Section 1.07(f),
                                                               ---------------
it being the intention of the parties that no holder of TARGET Common Stock will receive cash in an amount equal to or greater than the cash value of one full share of PARENT Common Stock) shall receive from PARENT an amount of cash (rounded to the nearest cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the closing price of PARENT Common Stock on the NYSE on the last trading date immediately preceding the Closing Date (as reported in the Wall Street Journal).
                -------------------

     SECTION 1.07  Exchange of Certificates.
                   ------------------------

     (a)  Exchange Agent.  As of the Effective Time, PARENT shall supply, or
          --------------
shall cause to be supplied, to or for the account of a bank or trust company to be designated by PARENT (the "Exchange Agent"), in trust for the benefit of the
                              --------------
holders of TARGET Common Stock (other than Cancelled Shares), for exchange in accordance with this Section 1.07, certificates evidencing the PARENT Common
                     ------------
Stock issuable pursuant to Section 1.06 in exchange for outstanding Shares and
                           ------------
all cash required to be paid pursuant to Sections 1.06(e) and 1.07(c) (the
                                         ----------------     -------
"Exchange Fund").
 -------------

     (b)  Exchange Procedures.  As soon as reasonably practicable after the
          -------------------
Effective Time, PARENT shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding Shares, other than Cancelled Shares (the "Certificates"), (i) a letter of transmittal, which letter shall specify, among
 ------------
other conditions, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form as PARENT may reasonably specify, and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing the Merger Consideration (the "PARENT
                                                               ------
Certificates") and, in lieu of any fractional shares thereof, cash.  Upon
------------
surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be reasonably required by PARENT or the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (A) PARENT Certificates evidencing that whole number of shares of PARENT Common Stock which such holder has the right to receive in respect of the Shares formerly evidenced by such Certificate in accordance with Section 1.06, (B) any dividends or other
                                       ------------
distributions to which such holder is entitled pursuant to Section 1.07(c), and
                                                           ---------------
(C) cash in lieu of any fractional shares of PARENT Common Stock to which such holder is entitled pursuant to Section 1.06(e) and the Certificate so
                               ---------------
surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of TARGET as of the Effective Time, PARENT Common Stock and cash may be issued and paid in accordance with this Article I to a transferee if the Certificate evidencing
                     ---------
such Shares is presented to the Exchange Agent, accompanied by all documents required by law to evidence and effect such transfer pursuant to this Section
                                                                      -------
1.07(b) and by evidence that any applicable stock transfer taxes have been paid.
-------
Until so surrendered, each Certificate shall be deemed from and after the Effective Time, for all corporate purposes, only the right upon such surrender to receive the Merger Consideration and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section
                                                                    -------
1.06(e).  No interest shall be paid or will accrue on any cash payable to
-------
holders of Certificates pursuant to the provisions of this Article I.

     (c)  Distributions With Respect to Unexchanged TARGET Common Stock.  No
          -------------------------------------------------------------
dividends or other distributions with respect to PARENT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the PARENT Common Stock such holder is entitled to receive until such holder shall surrender such Certificate. Subject to applicable law, following the surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of PARENT Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of PARENT Common Stock.

     (d)  Transfers of Ownership. If any certificate evidencing shares of PARENT
          ----------------------
Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to PARENT, or any agent designated by PARENT, any transfer or other taxes required by reason of the issuance of a certificate for shares of PARENT Common Stock in any name other than that of the registered holder of the Certificate surrendered.

     (e)  No Liability.  None of PARENT, SUB, TARGET or the Exchange Agent shall
          ------------
have any liability to any holder of TARGET Common Stock in respect of any shares of PARENT Common Stock, any dividends or distributions with respect thereto, any cash in lieu of the issuance of any fractional shares of PARENT Common Stock or any cash delivered to the Exchange Agent which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder pursuant to
Section 1.07(c) or any cash payable to the holder of such Certificate pursuant
---------------
to Section 1.06(e), would otherwise escheat to or become the property of any
   ---------------
Governmental Entity (as defined below)), any Merger Consideration, dividends or distributions or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (f)  Withholding Rights.  Each of PARENT, the Surviving Corporation and the
          ------------------
Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, any dividends or distributions payable pursuant to Section
                                                                  -------
1.07(c) or any cash payable pursuant to Section 1.06(e) otherwise payable to any
-------                                 ---------------
holder of TARGET Common Stock such amounts as PARENT, the Surviving Corporation or the Exchange Agent may be required to deduct and withhold with respect to any provision of Federal, state, local or foreign tax laws. To the extent that amounts are so withheld by PARENT, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of TARGET Common Stock in respect of which such deduction and withholding was made by PARENT, the Surviving Corporation or the Exchange Agent.

     SECTION 1.08  Dissenting Shares.  (a) Notwithstanding any provision of this
                   -----------------
Agreement to the contrary, any shares of TARGET Common Stock issued and outstanding immediately prior to the Effective time and which are held by a holder who has properly perfected its rights of appraisal for such shares in accordance with the MGL ("Dissenting Shares"), shall not be converted into or
                          -----------------
represent a right to receive the Merger Consideration but the holder thereof shall only be entitled to such rights as are granted by the MGL.

     (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's rights of appraisal, then, as of the later of the Effective Time or the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the Merger Consideration, without interest thereon in the manner provided in Section
                                                                         -------
1.06(b).
-------

     SECTION 1.09  Stock Transfer Books.  At the Effective Time, the stock
                   --------------------
transfer books of TARGET shall be closed, and there shall be no further registration of transfers of TARGET Common Stock on the records of TARGET.

     SECTION 1.10  No Further Ownership Rights in TARGET Common Stock.  The
                   --------------------------------------------------
Merger Consideration delivered upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to this
Article I) shall be deemed to have been delivered and paid in full satisfaction of all rights pertaining to such Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.
                                                                  ---------

     SECTION 1.11  Lost, Stolen or Destroyed Certificates.  In the event any
                   --------------------------------------
Certificate shall have been lost, stolen or destroyed (a "Lost Certificate"),
                                                          ----------------
the Exchange Agent shall, upon the making of an affidavit of that fact by the registered owner thereof, deliver to such owner such Merger Consideration as may be required pursuant to Section 1.06, any dividends or distributions payable
                        ------------
pursuant to Section 1.07(c) or any cash payable pursuant to Section 1.06(e);
            ---------------                                 ---------------
provided, however, that PARENT may, in its sole discretion and as a condition precedent to the delivery thereof, require the registered owner of such Lost Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PARENT or the Exchange Agent with respect to the Lost Certificate.

     SECTION 1.12  Investment of Exchange Fund.  The Exchange Agent, if so
                   ---------------------------
directed by PARENT, shall invest any cash included in the Exchange Fund, in obligations of the United States government or any agent or instrumentality thereof, or in obligations that are qualified or insured by the United States government or any agency or instrumentality thereof. Any interest and other income resulting from such investments shall be paid to PARENT. In the event of any realized loss on any investment of cash in the Exchange Fund, PARENT shall promptly thereafter deposit in such Exchange Fund cash in an amount necessary to make up such loss.

     SECTION 1.13  Termination of Exchange Fund.  Any portion of the Exchange
                   ----------------------------
Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to PARENT, upon demand, and any holders of the Certificates who have not theretofore complied with this Article shall thereafter look only to PARENT for, and PARENT shall remain liable for, payment of their claim for the Merger Consideration, any cash in lieu of fractional shares of PARENT Common Stock and any dividends or distributions with respect to PARENT Common Stock.

     SECTION 1.14  Tax Consequences.  It is intended by PARENT and TARGET that
                   ----------------
the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code. PARENT and TARGET hereby adopt this Agreement as a "Plan of
                                                                         -------
Reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the
--------------
United States Treasury Regulations.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF TARGET
                   ----------------------------------------

     TARGET hereby represents and warrants to PARENT and SUB as follows:

     SECTION 2.01  Organization and Qualification; Subsidiaries.
                   ---------------------------------------------

     Each of TARGET and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all the requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it or the ownership or leasing of its properties or assets, except to the extent that the failure to be so qualified and in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on TARGET. Schedule 2.01
                                                             -------------
contains a true and complete list of all TARGET subsidiaries and the jurisdiction of incorporation of each subsidiary. TARGET owns, directly or indirectly through one or more subsidiaries, 100% of the capital stock of each of its subsidiaries and there are no securities exchangeable into or exercisable for any capital stock of any such subsidiary issued, reserved for issuance or outstanding. Except as set forth in Schedule 2.01, TARGET does not directly or
                                     -------------
indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any interest in, any corporation, partnership, joint venture or other business association or entity. TARGET has delivered or made available to PARENT a true and correct copy of the Articles of Organization and By-Laws of TARGET and similar governing instruments of each of its subsidiaries, each as amended to the date hereof. All of the outstanding shares of capital stock of, or other equity interests in, each subsidiary of TARGET have been validly issued, are fully paid and nonassessable and are owned by TARGET or a wholly-owned subsidiary of TARGET free and clear of all claims, liens, charges, mortgages, encumbrances, pledges, security interests or other restrictions of any kind or nature whatsoever ("Liens"). In this
                                                         -----
Agreement, the term "Material Adverse Effect" used in reference to TARGET or any
                     -----------------------
of its subsidiaries means any event, change or effect, that is or is reasonably likely to become materially adverse to the financial condition, assets, liabilities, results of operations or business of TARGET and its subsidiaries, taken as a whole, other than any event, change or effect relating principally to
(i) decreases in the market price of TARGET Common Stock, (ii) changes resulting from changes in general economic conditions, (iii) changes in the industry in which TARGET operates (including legal and regulatory changes) and not specifically relating to TARGET, (iv) any monetary damages directly resulting from the pending litigation between TARGET and Arthrex, Inc., (v) any injunctions prohibiting the sale of the COR(R) System or the Slingshot(R) System resulting from the Arthrex litigation or (vi) changes that are a direct result of the announcement or pending status of the Merger (including, without limitation, any reduction or termination of orders received by TARGET employees, distributors or resellers or the cessation of employment by TARGET employees or termination of TARGET distributors, in each case, to the extent directly resulting from the announcement or pending status of the Merger).

     SECTION 2.02  TARGET Capital Structure.  (i) The authorized capital stock
                   ------------------------
of TARGET consists of 15,000,000 shares of Common Stock, $.0001 par value, of which there were 9,299,017 shares issued and outstanding as of November 8, 1999 and 1,000,000 shares of Preferred Stock, $.01 par value ("TARGET Preferred
                                                          ----------------
Stock").  No shares of TARGET Preferred Stock are issued and outstanding as of
-----
the date hereof. As of the date hereof, 25,000 shares of TARGET Preferred Stock have been designated Series A Junior Preferred Stock, all of which have been reserved for issuance under TARGET Rights Plan. As of November 8, 1999, no shares of TARGET Common Stock were held by TARGET in treasury. All outstanding shares of capital stock of TARGET are duly authorized, validly issued, fully paid and non-assessable and are not subject to any preemptive rights. As of November 8, 1999, TARGET had reserved 608,390 shares of TARGET Common Stock for issuance to employees, consultants and directors pursuant to TARGET's 1992 Stock Option Plan (the "1992 Option Plan"), under which options were outstanding for
                  ----------------
568,384 shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 1,413,722 shares of TARGET Common Stock for issuance to employees, consultants and directors pursuant to TARGET's 1996 Omnibus Stock Plan (the "Omnibus Plan"), under which options were outstanding for 1,292,837
           ------------
shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 150,000 shares of TARGET Common Stock for issuance to non-employee Directors of TARGET pursuant to TARGET's 1996 Non-Employee Director Stock Plan (the "Director Plan"), under which
                 -------------
options were outstanding for 95,000 shares of TARGET Common Stock as of November 8, 1999. As of November 8, 1999, TARGET had reserved 150,000 shares of TARGET Common Stock for issuance pursuant to TARGET's 1996 Employee Stock Purchase Plan. For the six month offering period ending December 31, 1999, if all current participants continue to contribute at current levels (assuming the purchase price of such shares to be 85% of the fair market value of TARGET Common Stock on the first day of such offering period), there would be an aggregate of approximately 40,000 shares issuable pursuant to TARGET's 1996 Employee Stock Purchase Plan, and, in any event, no more than 50,000 shares issuable for such offering period. All shares of TARGET Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid, nonassessable and not subject to any preemptive rights.

     (ii) No bonds, debentures, notes or other indebtedness of TARGET having the right to vote (or convertible into or exchangeable for securities having the right to vote), whether currently or upon the occurrence of an event, on any matters on which stockholders of TARGET or its subsidiaries may vote, are issued or outstanding or subject to issuance.

     SECTION 2.03  Obligations With Respect to Capital Stock.  Except as set
                   -----------------------------------------
forth in Section 2.02 or as set forth on Schedule 2.03, there are no shares of
         ------------                    -------------
capital stock or other voting securities of TARGET, or any security exchangeable into, convertible for or exercisable for such securities, issued, reserved for issuance or outstanding. Except for securities TARGET owns, directly or indirectly through one or more subsidiaries, there are no shares of capital stock or other voting securities of any class of any subsidiary of TARGET, or any securities convertible into or exchangeable for or exercisable for such securities, issued, reserved for issuance or outstanding. Except as set forth in Section 2.02 or as set forth on Schedule 2.03, there are no options,
   ------------                    -------------
warrants, securities, calls, rights, commitments or agreements of any character to which TARGET or any of its subsidiaries is a party or by which it is bound obligating TARGET or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities or securities convertible or exchangeable into or exercisable for capital stock or voting securities of TARGET or any of its subsidiaries or obligating TARGET or any of its subsidiaries to issue, grant, extend, accelerate the vesting of or enter into any such option, warrant, security, call, right, commitment or agreement. Except in connection with the Option Agreement, there are no outstanding stock appreciation rights or rights to receive shares of TARGET Common Stock on a deferred basis granted under any stock option or stock purchase plan of TARGET or otherwise. There are no outstanding obligations of TARGET or any of its subsidiaries to repurchase, redeem or otherwise acquire any security of TARGET or any of its subsidiaries and, to the knowledge of TARGET, except in connection with the Stockholders Agreement, there are no irrevocable proxies with respect to shares of capital stock of TARGET or any of its subsidiaries.

     SECTION 2.04  Authority; No Conflicts.
                   -----------------------

     (a) TARGET has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining, in the case of this Agreement, the Required Stockholder Approval (as defined in Section 2.22), to consummate the
                                             ------------
transactions contemplated by this Agreement and the Option Agreement. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of TARGET, subject, in the case of this Agreement, to obtaining the Required Stockholder Approval.
This Agreement and the Option Agreement have been duly executed and delivered by TARGET and constitute the legal, valid and binding obligation of TARGET, enforceable in accordance with their terms.

     (b)  Except as set forth in Schedule 2.04 (b), the execution and delivery
                                 -----------------
of this Agreement and the Option Agreement by TARGET do not, and the consummation of the Merger and the other transactions contemplated hereby and by the Option Agreement will not conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien on any asset or property of TARGET or any of its subsidiaries under (i) any provision of the Articles of Organization or By-Laws of TARGET or its subsidiaries , or (ii) any loan or credit agreement, mortgage, bond, note indenture, lease, contract, benefit plan or other agreement, obligation or instrument to which TARGET or any of its subsidiaries is a party or by which TARGET or any of its subsidiaries or the assets or properties of TARGET or any of its subsidiaries is bound except for any such conflict, violation, default, right, creation loss, increased, additional, accelerated rights, entitlement or Liens which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET, or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TARGET, any of its subsidiaries or their respective properties or assets, except for any such breach, conflict, violation, default, right, creation or loss which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or to prevent or materially impede, interefere with, hinder or delay the consummation of the transactions contemplated hereby.

     (c)  Except as set forth in Schedule 2.04 (c), no consent, approval, order
                                 -----------------
or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic foreign or supranational, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority ("Governmental Entity"), is required by or with
                                  -------------------
respect to TARGET or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby or by the Option Agreement, except (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR
                                                                          ---
Act"), the Securities Act of 1933, as amended (the "Securities Act"), the
---                                                 --------------
Securities Exchange Act of 1934, as amended (the "Exchange Act") and state
                                                  ------------
securities or "blue sky" laws; (ii) the filing of the articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which TARGET is qualified to do business; (iii) in compliance with applicable requirements, if any, of the Nasdaq National Market System; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

     SECTION 2.05  SEC Filings; TARGET Financial Statements.
                   ----------------------------------------

     (a) TARGET has filed all forms, reports, schedules, statements and other documents required to be filed with the Securities and Exchange Commission (the "SEC") since June 30, 1996. All such required forms, reports, schedules,
 ---
statements and other documents, including all exhibits thereto and all other information incorporated therein, are referred to herein as the "TARGET SEC
                                                                 ----------
Reports". The TARGET SEC Reports (i) as of their respective dates, complied in
-------
all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TARGET SEC Reports, and (ii) except to the extent that information contained in any TARGET SEC Report has been revised or superseded by a later-filed TARGET SEC Report, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in TARGET SEC Reports, (i) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and (iii) fairly presents in all material respects the consolidated financial position of TARGET and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the periods indicated, except that the unaudited financial statements of TARGET do not include footnote disclosure of the type associated with audited financial statements and were subject to normal and recurring year-end audit adjustments described therein.

     (c) As of the date hereof, there are no material amendments or modifications to any agreements, documents or other instruments which previously had been filed by TARGET with the SEC pursuant to the Securities Act or the Exchange Act.

     SECTION 2.06  Absence of Certain Changes or Events.  Except as disclosed in
                   ------------------------------------
TARGET SEC Reports filed and publicly available prior to the date of this Agreement or as disclosed on Schedule 2.06, since December 31, 1998 each of
                             -------------
TARGET and its subsidiaries has conducted their businesses only in the ordinary course, and since such date none of the following has occurred:

       (i) TARGET or its subsidiaries has incurred any liabilities or obligations (other than the Option Agreement) of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of TARGET and its subsidiaries (including the notes thereto) or which has had or which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET;

       (ii) any event, change or effect that, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect on TARGET;

       (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of TARGET or its subsidiaries or any repurchase, redemption or other acquisition by TARGET of any capital stock of TARGET or its subsidiaries;

       (iv) any adjustment, split, combination or reclassification of any capital stock of TARGET or its subsidiaries or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of TARGET or its subsidiaries;

       (v) any material change in financial or tax accounting methods, principles or practices by TARGET or any subsidiary of TARGET, except insofar as may have been required by a change in generally accepted accounting principles;

       (vi)   any material elections with respect to Taxes (as defined in
     Section 2.07) by TARGET or any of its subsidiaries or any settlement or
     ------------
     compromise by TARGET or any of its subsidiaries of any material Tax liability or refund;

       (vii) any granting by TARGET or any of its subsidiaries to any current or former director, executive officer or other key employee of TARGET or any of its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect prior to the date hereof, any granting by TARGET or any of its subsidiaries to any such current or former director, executive officer or other key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date hereof, any entry by TARGET or any of its subsidiaries into, or any adoption or amendment of, any collective bargaining agreement or TARGET Benefit Plan, or any amendment to, or modification of, any stock option other than an Amendment to TARGET's 1992 Stock Option Plan dated as of November 8, 1999, granting to option holders, at the discretion of the TARGET Board, the right to execute a cash-less exercise of options; or

       (viii) any damage, destruction or loss, whether or not covered by insurance, that has had or is reasonably likely to have a Material Adverse Effect on TARGET.

       There are no collective bargaining or other labor union agreements to which TARGET or its subsidiaries is a party or by which it is bound. Since December 31, 1998, neither TARGET nor any of its subsidiaries has encountered any labor union organizing activity, nor had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

     SECTION 2.07  Taxes.
                   -----

     (a)  Except as set forth on Schedule 2.07 (a) each of TARGET and each of
                                 -----------------
its subsidiaries (i) has timely filed all Tax Returns (as defined below) which it was required to file (after giving effect to any filing extension granted by a Governmental Entity) and all such Tax Returns are true, accurate and complete in all material respects, and (ii) has timely paid all Taxes (as defined below) required to be paid by it, except, in each case, where the failure to file (or timely file) such Tax Returns or pay such Taxes is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET. To TARGET's knowledge, the most recent financial statements contained in TARGET SEC Reports reflect an adequate reserve for all current Taxes payable by TARGET and each of its subsidiaries (in addition to any reserve for deferred Taxes to reflect timing differences between book and Tax income) for all taxable periods and portions thereof through the date of such financial statements. To

TARGET's knowledge, and except as set forth on Schedule 2.07 (a), no
                                               -----------------
deficiencies for any Taxes have been proposed, asserted or assessed against TARGET or its subsidiaries and no requests for waivers of the time to assess any such Taxes are pending. The federal income Tax Returns of TARGET and each of its subsidiaries that is consolidated in such Tax Returns have not been audited by the Internal Revenue Service or have been closed by virtue of the expiration of the relevant statute of limitations for all years through September 15, 1995. Except as set forth on Schedule 2.07(a), all material assessments for Taxes due
                       ----------------
with respect to such completed and settled examinations or any concluded litigation have been fully paid. Neither TARGET nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (a) in the two years prior to the date of this Agreement or (b) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. Neither TARGET nor any of its subsidiaries has taken any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
Schedule 2.07(a) lists all (A) Tax sharing arrangements, (B) all Tax Returns
----------------
currently under audit (the "Audits") and (C) agreements for extensions with
                            ------
Governmental Entities to which TARGET or any of the subsidiaries is a party.

     (b)  For purposes of this Agreement, "Taxes" means all (i) federal, state,
                                           -----
local and foreign income, property, sales, use, franchise, employment, withholding, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties or additions to Tax with respect thereto; (ii) liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (iii) liability for the payment of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (i) or (ii).

     (c)  For purposes of this Agreement, "Tax Returns" means all reports,
                                           -----------
returns, declarations, statements, schedules, attachments or other information and any amended Tax Return required to be supplied to a taxing authority in connection with Taxes.

     SECTION 2.08  Absence of Liens and Encumbrances.  Each of TARGET and its
                   ---------------------------------
subsidiaries has good, valid, and marketable title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets (whether real, personal or mixed, and whether tangible or intangible), necessary for the conduct of its business, free and clear of all Liens and other encumbrances, except such Liens and other encumbrances that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     SECTION 2.09  Intellectual Property.
                   ---------------------

     (i) TARGET and its subsidiaries own, or are validly licensed or otherwise have the right to use, all United States and foreign patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, copyrights, software, trade secrets and knowhow that are material to the business of TARGET and its subsidiaries (collectively the "Intellectual Property
                                                           ---------------------
Rights").  Schedule 2.09(i) contains a complete and accurate list of all United
------     ----------------
States and foreign issued patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark applications included in the Intellectual Property. The Intellectual Property Rights owned by TARGET or its subsidiaries are free and clear of any Liens, charges or other encumbrances (including without limitation any legal or equitable claims of others), except as disclosed on Schedule 2.09(i). The status of TARGET's and
                                ----------------
its subsidiaries' U.S. patents and corresponding foreign cases is described on
Schedule 2.09(i).  Except as disclosed on Schedule 2.09(i), TARGET has not filed
----------------                          ----------------
patent applications in any other jurisdictions and none of TARGET or any of its subsidiaries has filed for copyright registrations in the United States or in any other jurisdiction.

     (ii)  Except as set forth on Schedule 2.09(ii), to TARGET's knowledge,
                                  -----------------
neither TARGET nor any of its subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any patent, trademark, service mark, trade name, copyright, brand name, logo, symbol or other intellectual property or proprietary information of any other person. Except as set forth on Schedule 2.09(ii), neither TARGET nor any of its subsidiaries has
             -----------------
received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or other conflict (including any claim that TARGET or any such subsidiary must license or refrain from using any such intellectual property or other proprietary information of any other person) which has not been settled or otherwise fully resolved, nor is there any action pending or, to the knowledge of TARGET, threatened against TARGET or any subsidiary thereof claiming that TARGET or such subsidiary has, whether directly, contributorily or by inducement, interfered with, infringed, or misappropriated or come into conflict with any other intellectual property.

     (iii) To TARGET's knowledge, except as set forth on Schedule 2.09(iii), no
                                                         ------------------
other person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any of the Intellectual Property Rights of TARGET or any of its subsidiaries. Except as set forth on Schedule 2.09(iii), neither TARGET
                                             ------------------
nor any subsidiary thereof has sent or otherwise communicated to another person any written charge, complaint, claim, demand or notice of, nor does TARGET have any knowledge of, any present, impending or threatened interference with, infringement upon, misappropriation or other conflict with any of its Intellectual Property Rights.

     (iv)  Except as set forth on Schedule 2.09(iv), as the business of TARGET
                                  -----------------
and its subsidiaries is presently conducted and without giving effect to any changes with respect thereto that may be made by PARENT, to TARGET's knowledge, PARENT's use of the Intellectual Property Rights which are material to the conduct of the business of TARGET and its subsidiaries taken as a whole will not interfere with, infringe upon, misappropriate or otherwise come into conflict with the intellectual property rights of any other person.

     (v) To the knowledge of TARGET, all of the Intellectual Property Rights are currently protectable. TARGET and its subsidiaries have taken reasonable measures to protect the secrecy, confidentiality and value of TARGET Intellectual Property Rights.

     SECTION 2.10  Agreements, Contracts and Commitments.  Except as set forth
                   -------------------------------------
on Schedule 2.10 or in the exhibits to the TARGET SEC Reports filed and publicly
   -------------
available prior to the date of this Agreement, neither TARGET nor any of its subsidiaries is a party to nor is it or its assets bound by (a) any agreement, indenture, loan agreement, bond, note, mortgage or other instrument relating to the borrowing of money by TARGET or any of its subsidiaries or the guarantee by TARGET or any of its subsidiaries of any such obligation or (b) any other contract, commitment, obligation or agreement or amendment thereto that, in each of clauses (a) and (b), (i) should be or should have been filed as an exhibit to a Form 10-K filed or to be filed by TARGET with the SEC, (ii) places any material restrictions on the right of TARGET or any of its subsidiaries to engage in any business activity currently conducted, or (iii) is otherwise material to the financial condition, results of operations, business assets or properties of TARGET and its subsidiaries (collectively, "TARGET Material
                                                          ---------------
Contracts").  Neither TARGET nor any of its subsidiaries is in breach or
---------
violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a breach or violation of or default under) any lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for breaches, violations or defaults that are not, individually or in the aggregate, reasonably likely to result in a Material Adverse Effect on TARGET. Except as set forth on Schedule 2.10, neither TARGET nor any of its subsidiaries is a
             -------------
party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of TARGET's or its subsidiaries' products or services.

     SECTION 2.11  Governmental Authorization.  Each of TARGET and its
                   --------------------------
subsidiaries holds all permits, licenses, variances, exemptions, certificates, franchise, filings, authorizations, notices, orders and approvals of all Governmental Entities which are necessary for it to own, lease or operate their assets or properties and to carry on the operation of its business as currently conducted ("TARGET Permits") except where the absence of such TARGET Permits is
            --------------
not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. Neither TARGET nor any of its subsidiaries is in violation of the terms of TARGET Permits, except for defaults or violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. The businesses of TARGET and its subsidiaries are not being conducted in violation of any law, ordinance, statute, rule, judgment, order, decree or regulation of any Governmental Entity, except for violations which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on TARGET. No material investigation or review by any Governmental Entity with respect to TARGET or any of its subsidiaries is pending or, to the knowledge of TARGET, threatened. Neither TARGET nor any of its subsidiaries has received any written communication during the past three years that alleges that TARGET or any of its subsidiaries is not in compliance in any material respect with any law, ordinance, statute, rule, judgment, order, decree or regulation of any Government Entity. The Merger will not cause the revocation or cancellation of any material TARGET Permit.

     SECTION 2.12  Litigation.  Except as disclosed on Schedule 2.12 or in
                   ----------                          -------------
TARGET SEC Reports publicly available and filed prior to the date of this Agreement, there are no suits, actions, arbitrations, demands, claims or proceedings pending, or, to the knowledge of TARGET, threatened against TARGET or any of its subsidiaries or any of their respective directors, officers or employees in their capacities as such or any properties or rights of TARGET or its subsidiaries (collectively, "TARGET Legal Proceedings") or any material
                                 ------------------------
judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against TARGET or any of its subsidiaries, or to the knowledge of TARGET, investigation by any Governmental Entity involving TARGET or any of its subsidiaries.

     SECTION 2.13  Insurance.  TARGET and each of its subsidiaries maintains in
                   ---------
full force and effect insurance on its assets and its business and operations against loss or damage, risks, hazards and liabilities, in the amounts indicated on Schedule 2.13. Schedule 2.13 also includes, to Target's knowledge, all loss
   -------------   -------------
experiences of TARGET relating to (i) all product liability claims, (ii) all individual loss experiences in excess of $10,000, and (iii) all loss experiences by category in excess of $50,000, in each case, since January 1, 1995.

     SECTION 2.14  ERISA Compliance; Excess Parachute Payments.
                   -------------------------------------------

     (a)  Schedule 2.14(a) contains a list of all "employee pension benefit
          ----------------
plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (sometimes referred to herein as "TARGET
                          -----                                     ------
Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of
-------------
ERISA) and any other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding), or any employment, consulting, indemnification, severance or termination agreement or arrangement, that is maintained, or contributed to, by TARGET or any of its subsidiaries or any other person or entity that, together with TARGET, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person or entity, a "Commonly Controlled Entity"), or to which TARGET or
                           --------------------------
any of its subsidiaries or other Commonly Controlled Entity is a party, for the benefit of any current or former employees, officers or directors of TARGET or any of its subsidiaries (collectively with the employee pension benefit plans and the employee welfare benefit plans, "TARGET Benefit Plans"). TARGET has
                                         --------------------
delivered to PARENT true, complete and correct copies of (i) each TARGET Benefit Plan (or, in the case of any unwritten TARGET Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each TARGET Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each TARGET Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any TARGET Benefit Plan. Each TARGET Benefit Plan has been administered in all material respects in accordance with its terms. TARGET and all the TARGET Benefit Plans are all in compliance in all material respects with applicable provisions of ERISA and the Code.

     (b) All TARGET Pension Plans intended to be tax-qualified have received favorable determination letters from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39), to the effect that such
    ---
TARGET Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and no such determination letter has been revoked nor, to the knowledge of TARGET, has revocation been threatened, nor have any such TARGET Pension Plans been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs. All TARGET Pension Plans required to have been approved by any foreign Governmental Entity have been so approved and no such approval has been revoked nor, to the knowledge of TARGET, has revocation been threatened, nor has any event occurred since the date of its most recent approval or application therefor that is reasonably likely to materially affect its approval or materially increase its cost. There is no material pending or, to the knowledge of TARGET, threatened litigation relating to TARGET Benefit Plans.

     (c) No TARGET Pension Plan, other than any TARGET Pension Plan that is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "TARGET Multiemployer Pension Plan"), had, as of the respective last annual
 ---------------------------------
valuation date for each such TARGET Pension Plan, any "unfunded benefit liabilities" (as such term is defined in Section 4001(1)(18) of ERISA), based on actuarial assumptions that have been furnished to PARENT, there has been no material adverse change in the financial condition of any TARGET Pension Plan since its last such annual valuation date. Neither the Company nor any Commonly Controlled Entity has (1) maintained, contributed or been obligated to contribute to any TARGET Benefit Plan that is subject to Title IV of ERISA or
(2) has any unsatisfied liability under Title IV of ERISA. None of TARGET, any of its subsidiaries, any officer of TARGET or any of its subsidiaries or any of TARGET Benefit Plans which are subject to ERISA, including TARGET Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject TARGET, any of its subsidiaries or any officer of TARGET or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(1) of ERISA. None of such TARGET Benefit Plans and trusts has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any TARGET Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby. All material contributions and premiums required to be made under the terms of any TARGET Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the TARGET SEC Reports. Neither any TARGET Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

     (d) With respect to any TARGET Benefit Plan that is an employee welfare benefit plan, (i) no such TARGET Benefit Plan is unfunded or funded through a "welfare benefit fund" (as such term is defined in Section 419(e) of the Code), (ii) each such TARGET Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies with the applicable requirements of Section 4980B(f) of the Code and
(iii) there are no understandings, agreements or undertakings, written or oral, that is reasonably likely to prevent each such TARGET Benefit Plan (including any such Plan covering retirees or other former employees) from being amended or terminated without material liability to TARGET and its subsidiaries on or at any time after the Effective Time. Neither TARGET nor any of its subsidiaries has any obligations for retiree health and life benefits under any TARGET Benefit Plan.

     (e)  Except as disclosed on Schedule 2.14(e), the consummation of the
                                 ----------------
Merger or any of the transactions contemplated hereby will not (x) entitled any employee, officer or director of TARGET or any of its subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of TARGET Benefit Plans or (z) result in any breach or violation of, or a default under, any of TARGET Benefit Plans.

     (f) The consummation of the Merger or any of the transactions contemplated hereby (including as a result of termination of employment prior to or following the Effective Time) will not result in any of PARENT, TARGET or the Surviving Corporation being obligated to make a payment or provide a benefit to any employee, officer or director of TARGET or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) that is reasonably likely to be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from TARGET or any of its subsidiaries or any other person (a "Parachute Gross-Up
                                                          ------------------
Payment") in the event that the excise tax under Section 4999 of the Code is
-------
imposed on such disqualified individual. The Board of Directors of TARGET has not granted to any officer, director or employee of TARGET or any of its subsidiaries any right to receive any Parachute Gross-Up Payment. Schedule
                                                                  --------
2.14(f) sets forth the "base amount" (as such term is defined in Section
-------
280G(b)(3) of the Code) for each disqualified individual whose TARGET Stock Options will vest pursuant to their terms in connection with this Agreement or the Merger.

     (g)  Schedule 2.14(g) lists all TARGET Stock Options outstanding as of the
          ----------------
date hereof, showing for each such TARGET Stock Option: (1) the number of shares of TARGET Common Stock issuable; (2) the number of vested shares; (3) the date of expiration and (4) the exercise price.

     SECTION 2.15  Registration Statements; Proxy Statements/Prospectus. The
                   ----------------------------------------------------
information supplied by TARGET for inclusion in the Registration Statement on Form S-4 (or such other or successor form as shall be appropriate) pursuant to which the shares of PARENT Common Stock to be issued in the Merger will be registered with the SEC (including any amendments or supplements thereto, the "Registration Statement"), shall not at the time the Registration Statement is
 -----------------------
filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information supplied by TARGET for inclusion in the proxy statement/prospectus to be sent to the stockholders of TARGET in connection with the meeting of TARGET stockholders to consider the Merger (the "TARGET Stockholders' Meeting")
                                                 ----------------------------
(such proxy statement/prospectus as amended or supplemented is referred to herein as the "Proxy Statement") shall not, on the date the Proxy Statement is
               ---------------
first mailed to TARGET stockholders, at the time of the TARGET Stockholders' Meeting or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to TARGET or any of its affiliates, officers or directors should be discovered by TARGET which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, TARGET shall promptly inform PARENT. Notwithstanding the foregoing, TARGET makes no representation or warranty with respect to any information supplied by PARENT or SUB which is contained in any of the foregoing documents.

     SECTION 2.16  Fairness Opinion. The Board of Directors of TARGET has
                   ----------------
received a written opinion from Deutsche Bank Securities, Inc. ("Deutsche Banc
                                                                 -------------
Alex. Brown"), dated the date hereof and in customary form, that the Exchange
-----------
Ratio is fair to holders of TARGET Common Stock from a financial point of view, a signed copy of which opinion will promptly be delivered to PARENT. The amounts payable to Deutsche Bank Alex. Brown and to any other advisors (including attorneys and accountants) of TARGET in connection with this Agreement, the Merger and the other transactions contemplated hereby will not exceed the amounts set forth on Schedule 2.16.
                     -------------

     SECTION 2.17  Brokers' and Finders' Fees. Neither TARGET nor any of its
                   --------------------------
subsidiaries has incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Option Agreement or any transaction contemplated hereby or thereby, except for a fee due to Deutsche Banc Alex. Brown at the Effective Time whose fees and expenses will be paid by TARGET in accordance with TARGET's agreement with such firm.

     SECTION 2.18  Environmental Matters.  Except as disclosed in TARGET SEC
                   ---------------------
Reports or as set forth on Schedule 2.18, TARGET and each of its subsidiaries
                           -------------
(i) have obtained all material applicable permits, licenses and other authorization which are required under Federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic materials or wastes ("Hazardous Materials")
                                                         -------------------
into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively "Environmental Laws")
                                                            ------------------
by TARGET or its subsidiaries, except where failure to obtain such applicable permits, licenses and other authorization is not reasonably likely to have a Material Adverse Effect on TARGET; (ii) are in compliance with all material terms and conditions of such required permits, licenses and authorizations under Environmental Laws, and also are in substantial compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder, except where failure to comply with such applicable terms and conditions is not reasonably likely to have a Material Adverse Effect on TARGET; and (iii) as of the date hereof, are not aware of nor have received notice of any event, condition, circumstance, activity, practice, incident, action or plan (including any releases or discharges of Hazardous Materials) which could interfere with or prevent continued compliance with or which could give rise to any claim, action, suit or proceeding, based on status as an owner or operator of real property or resulting from TARGET's or any of its subsidiary's manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any Hazardous Material.

     SECTION 2.19  Year 2000 Compliance. The computer software operated by
                   --------------------
TARGET and its subsidiaries which is material to the conduct of the business of
TARGET and its subsidiaries is Year 2000 Compliant (as defined below).   As used
herein, "Year 2000 Compliant" means that neither the performance nor
         -------------------
functionality
of the operating systems for the computers used by TARGET and its subsidiaries for all software applications that run on such computers is affected by dates prior to, during, spanning or after January 1, 2000 and shall include (a) accurately processing (including calculating, comparing and sequencing) date and time data from, into and between the years 1999 and 2000 and leap year calculations, (b) functioning without error interruption or decreased performance relating to such date and time date, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data, (d) accurate date and time data century recognition, (e) calculations that accurately use the same century and multi-century formulae and date and time values, (f) date and time interface values which reflect the correct century and (g) processing, storing, receiving and outputting all date and time date in a format that accurately indicates the century of the date and time data.

     SECTION 2.20  Rights Plan. The TARGET Board has taken all actions
                   -----------
necessary to ensure that (i) the Rights Plan will be inapplicable to PARENT and its subsidiaries and that neither PARENT nor SUB will become an "Acquiring
                                                                 ---------
Person" in connection with the execution or delivery of this Agreement, the
------
Option Agreement or the Stockholders Agreement, and (ii) the consummation of the transactions contemplated hereby or thereby will not trigger or otherwise affect any rights or obligations under the Rights Plan, including causing the occurrence of a "Distribution Date" or a "Stock Acquisition Date", as such terms are defined in the Rights Plan.

     SECTION 2.21  Board Approval. The TARGET Board, by resolutions duly
                   --------------
adopted at a meeting duly called and held and not subsequently rescinded or modified in any way (the "Board Approval"), has duly (i) determined that the
                          --------------
Merger and the other transactions contemplated hereby are advisable and in the stockholders(ii) adopted and approved this Agreement, the Stockholders Agreement and the Option Agreement and the transactions contemplated hereby and thereby and (iii) recommended that the stockholders of TARGET adopt and approve this Agreement. The Board Approval constitutes approval of this Agreement, the Stockholders Agreement, the Option Agreement and the Merger for purposes of Chapter 110F of the MGL and represents all the action necessary to ensure that such Chapter 110F does not apply to PARENT or any of its affiliates in connection with the Merger and the other transactions contemplated by this Agreement(including the Option Agreement and the Stockholders Agreement and the transactions contemplated thereby). No other state takeover statute or similar statute or regulation applies to this Agreement, the Option Agreement, the Stockholders Agreement or the transactions contemplated hereby and thereby.

     SECTION 2.22  Vote Required.  The affirmative vote of the holders of a
                   -------------
majority of the outstanding shares of TARGET Common Stock entitled to vote (the "Required Stockholder Approval") is the only vote or approval of the holders of
 -----------------------------
any class or series of TARGET capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.


                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB
               ------------------------------------------------

     PARENT and SUB represent and warrant to TARGET as follows:

     SECTION 3.01  Organization and Qualification. Each of PARENT and SUB is a
                   ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all the requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it or the ownership or leasing of its properties or assets, except to the extent that the failure to be so qualified and in good standing is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (as hereinafter defined) on PARENT. In this Agreement, the term "Material Adverse Effect" used in reference
                                     -----------------------
to PARENT or any of its subsidiaries means any event, change or effect, individually or in the aggregate, that is or is reasonably likely to become materially adverse to the financial condition, assets, liabilities, results of operations or business of PARENT and its subsidiaries, taken as a whole, other than any event, change or effect relating principally to (i) decreases in the market price of PARENT Common Stock, (ii) changes resulting from changes in general economic conditions, (iii) changes in the industry in which PARENT operates (including legal and regulatory changes) and not specifically relating to PARENT or (iv) changes that are a direct result of the announcement or pending status of the Merger (including, without limitation, any reduction or termination of orders received by PARENT employees, distributors or resellers or the cessation of employment by PARENT employees or termination of PARENT distributors).

     SECTION 3.02  Authority; No Conflicts.
                   -----------------------

     (a) PARENT and SUB have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Option Agreement. The execution and delivery of this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PARENT and SUB. This Agreement and the Option Agreement have been duly executed and delivered by PARENT and SUB and constitute the legal, valid and binding obligations of PARENT and SUB, enforceable against each of them in accordance with its terms.

     (b) The execution and delivery of this Agreement and the Option Agreement by PARENT and SUB do not, and the consummation of the Merger and other transactions contemplated hereby and by the Option Agreement will not, conflict with, or result in any breach or violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights of entitlement of any person under, or result in the creation of any Lien on any asset or property of PARENT or SUB under (i) any provision of the Restated Certificate of Incorporation or By-Laws of PARENT or the Articles or Organization or By-Laws of SUB, or (ii) any loan or credit agreement, mortgage, bond, note, indenture, lease, contract, benefit plan or other agreement, obligation or instrument to which PARENT or SUB or the assets or properties of PARENT or SUB is bound, except for any such conflict, breach, violation, default, right, creation, loss, increased additional, accelerated rights, entitlements or Liens which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT, or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby, or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PARENT, SUB or their respective properties or assets, except for any such conflict, violation, default, right or loss which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with any respect to PARENT or SUB in connection with the execution and delivery of this Agreement or the Option Agreement or the consummation of the Merger or the other transactions contemplated hereby and thereby, except (i) in connection, or in compliance, with the provisions of the HSR Act, Securities Act and the Exchange Act and state securities or "blue sky" laws; (ii) the filing of the articles of merger with the Massachusetts Secretary of State and appropriate documents with the relevant authorities of other states in which TARGET is qualified to do business; (iii) in compliance with applicable requirements, if any, of NYSE or the Nasdaq National Market System; and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on PARENT or to prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated hereby.

     SECTION 3.03  SEC Filings; PARENT Financial Statements.
                   ----------------------------------------

     (a) PARENT has timely filed all forms, reports and documents required to be filed with the SEC since December 31, 1998. All such required forms, reports and documents are referred to herein as the "PARENT SEC Reports". As of their
                                             ------------------
respective dates, PARENT SEC Reports (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such TARGET SEC Reports, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     SECTION 3.04  Taxes. Neither PARENT nor any of its subsidiaries has taken
                   -----
any action or knows of any fact that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 3.05   Registration Statements; Proxy Statements/Prospectus. The
                    ----------------------------------------------------
information supplied by PARENT or SUB for inclusion in the Registration Statement shall not, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented, and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements included therein not misleading. The information supplied by PARENT and SUB for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to stockholders, at the time of TARGET Stockholders' Meeting or at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. The Proxy Statement will comply (with respect to information relating to PARENT or SUB) as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to PARENT, SUB or any of their respective affiliates, officers or directors should be discovered by PARENT or SUB which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, PARENT or SUB will promptly inform TARGET. Notwithstanding the foregoing, PARENT and SUB make no representation or warranty with respect to any information supplied by TARGET which is contained in any of the foregoing documents.

     SECTION 3.06  Brokers' and Finders' Fees. Neither PARENT nor SUB has
                   --------------------------
incurred, nor will incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     SECTION 3.07  Operation of SUB. SUB is a direct, wholly-owned subsidiary
                   ----------------
of PARENT, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.


                                  ARTICLE IV

                    CONDUCT OF BUSINESS PENDING THE MERGER
                    --------------------------------------

     SECTION 4.01  Conduct of Business by TARGET Pending the Merger. During the
                   ------------------------------------------------
period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, unless PARENT shall otherwise agree in writing, TARGET shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in the ordinary course of business and in a manner consistent with past practice, and in material compliance with all applicable laws and regulations and use all reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, TARGET shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time do, or propose to do, any of the following without the prior written consent of PARENT:

     (a) amend or otherwise change its articles of organization or similar documents or By-Laws, except as contemplated by Section 5.14 with respect to
                                                ------------
TARGET's Rights Plan.

     (b) issue, sell, pledge, dispose of or encumber or grant any Lien on, or authorize the issuance, sale, pledge, disposition or encumbrance of or granting of any Lien on, any shares of the capital stock of any class or other voting securities of TARGET or any of its subsidiaries (other than the sale or issuance of TARGET Common Stock upon the exercise of Options granted under TARGET Stock Option Plans that are outstanding on the date hereof or pursuant to the rights granted under the Stock Purchase Plan that are outstanding prior to the termination of the Offering Period in accordance with
Section 5.06 hereof or pursuant to the Option Agreement) or any options,
------------
warrants, convertible or exchangeable securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest, stock appreciation rights or stock based performance units) or other voting securities or exchangeable or convertible securities of TARGET or any of its subsidiaries;

     (c) sell, lease, pledge, license, dispose of or encumber or subject to any Lien any of its assets or properties or any assets or properties of its subsidiaries, except as disclosed on Schedule 4.01(c) or for (i) sales of
                                     ----------------
products and services in the ordinary course of business consistent with past practice or (ii) dispositions of obsolete or worthless assets;

     (d)  except as is contemplated by Section 5.05 and Section 5.06, alter the
                                       ------------     ------------
price or accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options (or restricted stock) granted under TARGET Benefit Plans (including TARGET Stock Option Plans) or authorize cash payments in exchange for any options granted under any of such plans;

     (e) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of TARGET may declare and pay a dividend to TARGET, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, or propose to do any of the foregoing;

     (f) sell, transfer, license, sublicense or otherwise dispose of any TARGET Intellectual Property Rights or amend or modify in any manner any existing agreements with respect to any TARGET Intellectual Property Rights, other than nonexclusive licenses in the ordinary course of business consistent with past practice or amendments or modifications that is not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on TARGET.

     (g) (i) acquire or agree to acquire (by merger, consolidation, or acquisition of stock or assets or in any other manner) any corporation, partnership or other business organization or division thereof; (ii) except as set forth on

Schedule 4.01(g), create or incur any indebtedness for borrowed money or issue
----------------
any debt securities or warrants or other rights to acquire any debt securities, assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person; (iii) enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing;
(iv) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in any direct or indirect wholly owned subsidiary of TARGET; (iv) enter into, amend, terminate or modify any TARGET Material Contract; (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.01;
                                                               ------------
(vi) enter into any new material line of business; (vii) acquire or agree to acquire any assets which are material, individually or in the aggregate, to TARGET and its subsidiaries; or (viii) incur or commit to any capital expenditures other than capital expenditures incurred or committed to in the ordinary course of business consistent with past practice and which, together with all such expenditures incurred or committed to during any applicable period, are not in excess of (i) the respective amounts by category or in the aggregate set forth in TARGET's 1999 capital expenditure budget previously provided to PARENT and (ii) $50,000 in any month commencing January 1, 2000;

     (h) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving TARGET or its subsidiaries, and one or more of its current or former directors, officers or employees, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director of employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice or existing written agreements), (C) pay any benefit or amount not required under any Benefit Plan or any other benefit plan or arrangement of TARGET or its subsidiaries as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former employee, officer or director, (F) grant any equity awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder), except pursuant to TARGET

Stock Option Plans, (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) take any action to accelerate the vesting of payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

     (i) take any action to change accounting policies, methods, practices or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable);

     (j) make any material Tax election or settle or compromise any material Federal, state, or local Tax liability or agree to an extension of a statute of limitations;

     (k) (i) pay, discharge, settle or satisfy any claims, liabilities, litigation or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of TARGET or incurred in the ordinary course of business and consistent with past practice (ii) waive, release, grant or transfer any rights of material value or (iii) waive the benefits of, agree to modify in any manner, terminate, release any person from or fail to enforce any confidentiality, standstill or similar agreement to which TARGET or any subsidiary of TARGET is a party or of which TARGET or any subsidiary of TARGET is a beneficiary; or

     (l) take any action which (i) would make or is reasonably likely to result in (x) any of the representations or warranties of TARGET contained in this Agreement or the Option Agreement qualified as to materiality becoming untrue,
(y) any representations or warranties that are not so qualified becoming untrue in any material respect or (z) any conditions to the Merger set forth in Article 6 not being satisfied, or (ii) cause TARGET not to perform in all material respects its covenants hereunder.

     (m) enter into any contracts, agreements, arrangements or understandings relating to distribution, sale or marketing by third parties of TARGET's or its subsidiaries' products or products licensed by TARGET or its subsidiaries;

     (n) authorize any of, or commit, resolve or agree to take any of, the actions prohibited by paragraphs (a) through (m) of this Section 4.01.
                                                         ------------

     SECTION 4.02. Certain Tax Matters.
                   -------------------

     From the date hereof until the Effective Time, (i) TARGET and each of its subsidiaries will file all material Tax Returns ("Post-Signing Returns")
                                                  --------------------
required to be filed by it (after taking into account any extensions); (ii) TARGET and each of its subsidiaries will timely pay all material Taxes due and payable as reflected on such Post-Signing Returns that are so filed; (iii) TARGET and each of its subsidiaries will make provision for all material Taxes payable by TARGET or such subsidiary for a period that ends before or includes to the Effective Time for which no Post-Signing Return is due prior to the Effective Time; and (iv) TARGET will promptly notify PARENT of any action, suit, proceeding, claim or audit pending against or with respect to TARGET or any of its subsidiaries in respect of any Tax where there is a reasonable possibility of a determination or decision which is reasonably likely to have a Material Adverse Effect on TARGET's Tax liabilities or Tax attributes.

     SECTION 4.03  No Solicitation by TARGET.
                   -------------------------

     (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, TARGET shall not, and shall not authorize or permit any of its subsidiaries or any of its or their officers, directors, employees, representatives or agents or any investment banker, financial advisor, attorney, accountant or other advisor or representative retained by it or its subsidiaries, to directly or indirectly (i) solicit, encourage or initiate the submission of any proposal that constitutes, or may reasonably be expected to lead to an Acquisition Proposal (as defined below), (ii) negotiate, approve or recommend any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (iii) furnish to any person any information with respect to, or take any other action knowingly to facilitate the making of any proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal; provided, however, that if at any time after the date
                      --------  -------
hereof and ending on the date the Required Stockholder Approval is obtained (the "Applicable Period"), to the extent required by the fiduciary obligations of the
 -----------------
TARGET Board, determined in good faith and after consultation with outside counsel, TARGET and its representatives may in response to a Superior Proposal (as defined below) which did not otherwise result from a breach of this Section
                                                                        -------
4.03(a), and subject to TARGET providing prior written notice to PARENT of its
-------
decision to take such action and complying with Section 4.03(d), (A) furnish
                                                ---------------
information with respect to TARGET to the person making such Superior Proposal pursuant to a customary confidentiality agreement and (B) participate in discussions with such person regarding such Superior Proposal.

     (b)  For purposes of this Agreement, the term "Acquisition Proposal" means
                                                    --------------------
any inquiry, proposal or offer (other than this Agreement or any other inquiry, proposal or offer made by PARENT or SUB) from any person relating to a merger, consolidation, dissolution, liquidation, joint venture, sale of a substantial portion of assets, recapitalization or other business combination, business alliance or similar transaction involving TARGET or any of its subsidiaries, or the issuance by TARGET, or any of its subsidiaries of 20% or more of any class of equity securities as consideration for the assets or securities of another person, or any proposal or offer to acquire in any manner, directly or indirectly, 20% or more of the assets of TARGET and its subsidiaries, taken as a whole, or any class of equity securities of TARGET or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of TARGET or any of its subsidiaries, or any other transaction the consummation of which would or could reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated hereby; and as used herein, the term "Superior
                                                                --------
Proposal" means (i) any offer or proposal made by a third party to consummate a
--------
tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party owning, directly or indirectly, 50% of the voting interests or equity interests in TARGET then outstanding or 50% or more of the assets of TARGET and its subsidiaries, taken together (including through a merger of such third party and TARGET), or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, sale of a substantial portion of assets, recapitalization or other business combination, business alliance or similar transaction involving TARGET or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (ii) otherwise on terms which the TARGET Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal,
(x) would be more favorable than the Merger to TARGET's stockholders, and (y) is reasonably capable of being completed.

     (c) None of TARGET, any of its subsidiaries, the TARGET Board or any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to PARENT or SUB, the approval or recommendation by the TARGET Board or any committee thereof of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or
(iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Acquisition Proposal (each an "Acquisition Agreement") or propose or agree to do
                               ---------------------
any of the foregoing. Notwithstanding the foregoing, during the Applicable Period, in response to a Superior Proposal which did not result from a breach of
Section 4.03(a), to the extent required by the fiduciary obligations of the
---------------
TARGET Board, determined in good faith and after consultation with outside counsel, the TARGET Board may, after complying with Section 4.03(d), (x) modify
                                                    --------------
or propose to modify, in a manner adverse to PARENT and SUB, the approval or recommendation of the Merger or this Agreement by the TARGET Board and/or (y) terminate this Agreement (and concurrently with such termination cause TARGET to enter into any Acquisition Agreement with respect to any Superior Proposal), but in the case of clause (y), only at a time that is during the Applicable Period and is after the fourth business day (or the second calendar day in the case of an amendment to a Superior Proposal) following PARENT's receipt of written notice advising it that the TARGET Board is prepared to accept a Superior Proposal (or any amendment thereto), specifying the material terms and conditions of such Superior Proposal (or any amendment thereto) and identifying the person making such Superior Proposal (or any amendment thereto).

     (d) TARGET shall promptly (and in any event within 24 hours) notify PARENT after receipt of any Acquisition Proposal or any inquiry with respect to or that is reasonably likely to lead to any Acquisition Proposal or any request for information relating to TARGET or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of TARGET or any of its subsidiaries by any person in connection with an Acquisition Proposal. TARGET shall inform PARENT of the identity of the person making any such Acquisition Proposal, request or inquiry, and, in each case, the terms and conditions and status and details thereof (including amendments or a proposed amendment).

     (e) TARGET shall immediately cease any existing discussions or negotiations with any parties (other than with PARENT and SUB) conducted heretofore with respect to any Acquisition Proposal.

     (f)  Nothing contained in this Section 4.03 shall prohibit TARGET from
                                    ------------
taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to TARGET's stockholders if, in the good faith judgment of the TARGET Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to
                                           --------  -------
Section 4.03(c), neither
---------------

TARGET nor TARGET's Board nor any committee thereof shall withdraw, or propose to withdraw, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS
                             ---------------------

     SECTION 5.01  Proxy Statement/Prospectus; Registration Statement.
                   --------------------------------------------------

     As promptly as practicable after the date of this Agreement, PARENT and TARGET shall prepare and file with the SEC the Proxy Statement and other proxy materials related thereto and PARENT shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. TARGET and PARENT shall cause the Registration Statement and the Proxy Statement to comply in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder. Each of TARGET and PARENT shall use reasonable efforts to have or cause the Registration Statement to become effective (including clearing the Proxy Statement with the SEC) as promptly as practicable after such filing, and shall take all actions required under any applicable federal or state securities laws (other than, in the case of PARENT, qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) in connection with the issuance of shares of PARENT Common Stock pursuant to the Merger. Without limiting the generality of the foregoing, each of TARGET and PARENT agrees to use all reasonable efforts, after consulting with the other party, to respond promptly to any comments made by the SEC with respect to the Proxy Statement (including each preliminary version thereof) and the Registration Statement (including each amendment and supplement thereto). Each of TARGET and PARENT shall, and shall cause its respective representatives to, fully cooperate with the other party and its respective representatives in the preparation of the Proxy Statement and the Registration Statement, and shall, upon request, furnish the other party with all information concerning it and its affiliates, directors, officers and stockholders as the other may reasonably request in connection with the preparation, filing, and distribution of the Proxy Statement and the Registration Statement. Subject to Section 4.03(c), the Proxy Statement
                                           ---------------
shall include the determination and recommendation of the Board of Directors of TARGET that its respective stockholders vote in favor of the approval and adoption of this Agreement and the Merger. As promptly as practicable after the Registration Statement shall have become effective, TARGET shall cause the Proxy Statement to be mailed to its respective stockholders. Thereafter, TARGET and PARENT shall each notify the other as promptly as practicable upon becoming aware of any event or circumstance which should be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, and TARGET and PARENT shall each notify the other as promptly as practicable after the receipt by it of any written or oral comments of the SEC on, or of any written or oral request by the SEC for amendments or supplements to, the Proxy Statement or the Registration Statement or requests for additional information, and shall promptly supply the other with copies of all correspondence between it or any of its representatives and the SEC with respect to any of the foregoing filings. No filing of, or amendment or supplement to, the Registration Statement will be made by PARENT, or the Proxy Statement by TARGET, without providing the other party the opportunity to review and comment thereon. If at any time prior to the Effective Time any information relation to TARGET or PARENT, or any of their respective affiliates, officers or directors, should be discovered by TARGET or PARENT which should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of TARGET.

     SECTION 5.02  Stockholders Meeting. TARGET shall establish a record date,
                   --------------------
duly call, give notice of, convene and hold the TARGET Stockholders' Meeting as promptly as practicable to obtain the Required Stockholder Approval, and TARGET shall use reasonable efforts to hold the TARGET Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Subject to Section 4.03(c), TARGET will, through the TARGET Board,
                       ---------------
recommend to its stockholders adoption of this Agreement. TARGET shall use reasonable efforts to solicit from its stockholders proxies in favor of the approval of the Merger, and take all other action necessary or advisable to secure the vote or consent of stockholders required by the MGL to obtain such approvals.

     SECTION 5.03  Access to Information; Confidentiality. Upon reasonable
                   --------------------------------------
notice TARGET shall (and shall cause its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of PARENT, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, TARGET shall (and shall cause its subsidiaries to) furnish promptly to PARENT all information concerning its business, properties and personnel as PARENT may reasonably request, (including allowing PARENT to perform a Phase I Environmental study prior to the Closing Date) and TARGET shall make available to PARENT the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as PARENT may reasonably request. PARENT shall keep such information confidential in accordance with the terms of the Confidentiality Agreement dated July 26, 1999 between PARENT and TARGET. TARGET shall enforce and take all reasonably necessary actions to enforce any confidentiality, standstill or other similar agreement to which it is a party.

     SECTION 5.04  Consents; Approvals. TARGET and PARENT shall each use
                   -------------------
reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and TARGET and PARENT shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement, the Option Agreement and the Stockholders Agreement by TARGET and PARENT and the consummation by them of the transactions contemplated hereby. TARGET and PARENT shall furnish all information required to be included in the Proxy Statement and the Registration Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. In connection with and without limiting the foregoing, TARGET and the TARGET Board shall (1) take all action necessary to ensure that no takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Option Agreement, the Stockholders Agreement, the Merger or any of the other transactions contemplated hereby or thereby, and (2) if any other state takeover statute or similar statute becomes applicable to this Agreement, the Merger or any other transactions contemplated by this Agreement, TARGET shall take all reasonable action to ensure that the Merger and the other transactions contemplated by this Agreement, the Option Agreement and the Stockholders Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Option Agreement and the Stockholders Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Option Agreement, the Stockholders Agreement, the Merger and the other transactions contemplated hereby and thereby. Nothing in this Agreement shall be deemed to require PARENT to agree to, or proffer to, divest or hold separate any assets or any portion of any business of PARENT, TARGET or any of their respective subsidiaries.

     SECTION 5.05  Stock Options.
                   -------------

     (a) TARGET shall take all actions necessary to provide that, effective as of the date hereof, no further options to purchase TARGET Common Stock, whether vested or unvested (each a "TARGET Stock Option"), may be granted under TARGET's
                            -------------------
1992 Option Plan, the Director Plan and Omnibus Plan (collectively, "TARGET
                                                                     ------
Option Plans").
------------

     (b) Prior to the Effective Time, TARGET shall take all actions necessary to provide that all discretionary limitations imposed with respect to the exercise of any TARGET Stock Option be waived immediately prior to the Effective Time so that all such TARGET Stock Options shall be exercisable in full.

     (c) As of the Effective Time, each TARGET Stock Option shall be deemed to constitute a fully vested option to acquire, on the same terms and conditions as were applicable under such TARGET Stock Option immediately prior to the Effective Time, the whole number (disregarding any fractional shares) of PARENT Common Stock as the holder of such TARGET Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share (rounded up to the nearest cent) equal to (x) the aggregate exercise price for TARGET Common Stock otherwise purchasable pursuant to such TARGET Stock Option, divided by (y) the number of full shares of PARENT Common Stock deemed purchasable pursuant to such TARGET Stock Option in accordance with the foregoing; provided, that references
                                                      --------
in any TARGET Stock Option to TARGET, the board of directors of TARGET or any committee thereof, and any TARGET Stock Option Plan shall, commencing at the Effective Time, unless inconsistent with the context, be to PARENT, the board of directors of PARENT or a committee thereof. The adjustments provided in this
Section 5.05(c) with respect to TARGET Stock Options to which Section 421(a) of
---------------
the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. At or prior to the Effective Time, TARGET shall make all necessary arrangements with respect to TARGET Stock Option Plans to permit the assumption of any unexercised TARGET Stock Options by PARENT pursuant to this Section 5.05(c). Except as otherwise expressly provided in
                 ---------------
this Section 5.05 and to the extent required under the respective terms of
     ------------
TARGET Stock Options, all restrictions or limitations on transfer with respect to TARGET Stock Options, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by PARENT as set forth above.

     (d) As soon as practicable after the Effective Time, PARENT shall deliver to each holder of an outstanding TARGET Stock Option an appropriate notice setting forth such holder's rights pursuant to the respective TARGET Stock Option Plans and the agreement evidencing the grant of such TARGET Stock Option and that such TARGET Stock Option shall be assumed by PARENT and continue in effect on the same terms and conditions subject to the adjustments required by this Section 5.05 after giving effect to the Merger. PARENT shall comply with
     ------------
the terms of all such TARGET Stock Options and ensure, to the extent required by, and subject to the provisions of, any such TARGET Stock Option Plan that TARGET Stock Options which qualified for special tax treatment immediately prior to the Effective Time (after giving effect to the acceleration of vesting contemplated by Section 5.05(b)), continue to so qualify after the Effective
                ---------------
Time. PARENT shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PARENT Common Stock for delivery pursuant to the terms set forth in this Section 5.05.
                        ------------

     (e) PARENT shall use reasonable efforts after the Effective Time to maintain the effectiveness of a registration statement under the Securities Act with respect to the issuance by PARENT of shares of PARENT Common Stock which may be issued pursuant to TARGET Stock Options as provided for above in this
Section 5. 05.
-------------

     SECTION 5.06  TARGET Employee Stock Purchase Plan. As soon as practicable
                   -----------------------------------
following the date of this Agreement, the TARGET Board (or, if appropriate, any committee administering the TARGET 1996 Employee Stock Purchase Plan (the "1996
                                                                           ----
ESPP")) shall take or cause to be taken such actions as may be necessary to
----
provide that the 1996 ESPP shall terminate as of December 31, 1999 and in connection therewith there shall be no Offering Periods that extend past such date and payroll deductions shall cease under the 1996 ESPP as of such date.

     SECTION 5.07  Notification of Certain Matters. TARGET shall give prompt
                   -------------------------------
notice to PARENT, and PARENT shall give prompt notice to TARGET, of (i) the occurrence or non-occurrence of any event which is reasonably likely to cause any representation or warranty made by the respective parties in this Agreement or the Option Agreement which is qualified as to materiality to be untrue or inaccurate in any respect or any representation or warranty not so qualified to be untrue or inaccurate in any material respect, and (ii) any failure of TARGET or PARENT, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or pursuant to the Option Agreement; provided, however, that the delivery of any notice pursuant to
                  --------  -------
this Section 5.07 shall not limit or otherwise affect the remedies available
     ------------
hereunder or under the Option Agreement to the party receiving such notice.

     SECTION 5.08  Further Action; Tax Treatment. Upon the terms and subject to
                   -----------------------------
the conditions hereof (including, without limitation, the last sentence of
Section 5.04), each of the parties hereto shall use reasonable efforts to take,
------------
or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. Both PARENT and TARGET shall each use reasonable efforts to cause the Merger to qualify, and will not (either before or after consummation of the Merger) take any actions which could prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.09  Public Announcements. PARENT and TARGET shall consult with
                   --------------------
each other before issuing any press release or other public statement with respect to the Merger, this Agreement, the Option Agreement, or the Stockholders Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior
                       --------  -------
consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law if it has used reasonable efforts to consult first with the other party.

     SECTION 5.10  Listing of Common Stock. PARENT shall use reasonable efforts
                   -----------------------
to cause the shares of PARENT Common Stock to be issued in the Merger to be approved for quotation on the NYSE prior to the Effective Time. TARGET shall use its reasonable efforts to cause the shares of TARGET Common Stock to be issued pursuant to the Option Agreement to be approved for quotation on the Nasdaq National Market System as promptly as practicable after the date hereof, and in any event prior to the earlier of (x) the Closing Date or (y) termination of this Agreement under circumstances where the Option issued pursuant to the Option Agreement is or may become exercisable by PARENT.

     SECTION 5.11  Accountant's Comfort Letters. TARGET and PARENT shall each
                   ----------------------------
use reasonable efforts to cause PricewaterhouseCoopers to deliver to PARENT or TARGET, as the case may be, a letter covering such matters as may be requested by PARENT or TARGET, in form and substance reasonably satisfactory to PARENT with respect to such matters as are customarily addressed in certified public accountant's "comfort" letters with respect to a registration statement on Form S-4.

     SECTION 5.12  Indemnification; Directors' and Officers' Insurance.
                   ---------------------------------------------------

     (a) All rights to indemnification now existing in favor of the present or former directors or officers of TARGET or any of its subsidiaries as provided in TARGET's Articles of Organization and By-Laws or any indemnification agreement such directors or officers and TARGET (in each case as in effect as of the date hereof) shall, with respect to matters occurring prior to the Effective Time, be assumed by the Surviving Corporation, without further action, and shall survive the Merger and continue in full force and effect in accordance with their terms.

     (b) In the event that the Surviving Corporation or any of its successors or assigns, (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, PARENT shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.12. In the event
                                                   ------------
the Surviving Corporation transfers any material portion of its assets, in a single transaction or in a series of transactions, PARENT will either guarantee the indemnification obligations referred to in Section 5.12(a) or take such
                                               ---------------
other action to insure that the ability of the Surviving Corporation, legal and financial, to satisfy such indemnification obligations will not be diminished in any material respect.

     (c) Until the fifth anniversary of the Effective Time, PARENT shall maintain in effect with respect to matters occurring prior to the Effective Time, the policy of directors' and officers' liability insurance currently maintained by TARGET on behalf of its officers and directors and those of its subsidiaries (a copy of which has been heretofore delivered to PARENT), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided that PARENT may substitute
                                     --------
therefor policies of PARENT containing terms with respect to coverage and amount no less favorable to such directors and officers.

     Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 5.12 shall survive the Effective Time and are
                   ------------
intended to be for the benefit of, and shall be enforceable by, each present and former director and officer of TARGET.

     SECTION 5.13  Rights Agreement. The Board of Directors of TARGET shall take
                   ----------------
all necessary action with respect to the Rights Agreement so that none of the execution, delivery or performance of this Agreement, the exchange of shares of TARGET Common Stock of shares of PARENT Common Stock in accordance with the terms of this Agreement, the Option Agreement, the Stockholders Agreement, or the transactions contemplated hereby or thereby will cause PARENT or SUB to be deemed an "Acquiring Person" (as defined in the Rights Agreement) or give rise to the application of Section 13 of the Rights Agreement or cause the occurrence of a

"Distribution Date" or a "Stock Acquisition Date", as such terms are defined in the Rights Plan. The TARGET Board shall take all further action requested in writing by PARENT in order to render the Rights inapplicable to this Agreement, the Option Agreement and the Stockholders Agreement and the transactions contemplated hereby and thereby, except TARGET shall not be obligated to terminate the Rights Plan or redeem the Rights prior to the Effective Time. Except as requested in writing by PARENT, the TARGET Board shall not (i) amend TARGET's Rights Plan or (ii) take any action with respect to, or make any determination under, TARGET's Rights Plan (including a redemption of the Rights) including any action to facilitate an Acquisition Proposal; provided that any
                                                            --------
such action may be taken simultaneously with entering into an agreement pursuant to Section 4.03(c).
   ---------------

     SECTION 5.14  Affiliate Agreements. As soon as practicable after the date
                   --------------------
hereof, TARGET shall deliver to PARENT a letter (the "Affiliate Letter")
                                                      ----------------
identifying all persons who are, or may be deemed to be, at the time of the TARGET Stockholders= Meeting, "affiliates" of TARGET for purposes of Rule 145 under the Securities Act. TARGET shall use its best efforts to cause each person who is identified as an "affiliate" in the Affiliate Letter to deliver to PARENT, prior to the Effective Time, a written agreement relating thereto (an

"Affiliate Agreement") in form reasonably satisfactory to PARENT.
--------------------

     SECTION 5.15  HSR Act Filings. To the extent required in connection with
                   ---------------
the transactions contemplated by this Agreement, each of PARENT and TARGET shall promptly make or cause to be made any and all required filings under the HSR Act and will request early termination of the waiting period required under the HSR Act. The parties agree to cooperate and promptly respond to any inquiries or investigations initiated by the Federal Trade Commission or the Department of Justice in connection with any such filings.

     SECTION 5.16  Stockholder Litigation. TARGET shall give PARENT the
                   ----------------------
reasonable opportunity to participate in the defense of any stockholder litigation arising in connection with the transactions contemplated hereby or arising out of this Agreement, the Option Agreement, or the Stockholders Agreement against TARGET and its directors.

     SECTION 5.17 Employee Matters.
                  ----------------
     (a) For a period of not less than one year after the Effective Time, employees of TARGET and its subsidiaries who continue their employment after the Effective Time will be provided base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate to those provided for such employees as of the date hereof. Neither the PARENT nor the Surviving Corporation will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of TARGET and its subsidiaries providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

     (b) PARENT will cause the Surviving Corporation to recognize the service of each employee who continues employment through the Effective Time as if such service had been performed with PARENT for purposes of eligibility and vesting (but not benefit accrual) under PARENT's defined benefit pension plan if provided by the Surviving Corporation for the benefit of continuing employees and for purposes of eligibility for vacation under PARENTs vacation program if so provided and PARENT's severance plan, but not for purposes of any other Benefit Plan.

     (c) Nothing contained herein shall be construed as requiring PARENT or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.


                                  ARTICLE VI

                           CONDITIONS TO THE MERGER
                           ------------------------

     SECTION 6.01  Conditions to Obligation of Each Party to Effect the Merger.
                   -----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a)  Effectiveness of Registration Statement. The Registration Statement
          --------------------------------------
shall have been declared effective by the SEC under the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose and no similar proceeding in respect of the Proxy Statement shall have been initiated or threatened by the SEC.

     (b)  Stockholder Approval. The Required Stockholder Approval shall have
          --------------------
been obtained.

     (c)  No Injunctions or Restraints; Illegality. No action has been taken, or
          ----------------------------------------
any statute, rule, regulation or order enacted, entered or enforced or deemed applicable to the Merger, and no temporary restraining order or preliminary or permanent injunction or other order issued by any Governmental Entity or other legal restraint or prohibition (each, an "Injunction")
                                          ----------

(1) preventing the consummation of the Merger, (ii) making the consummation of the Merger illegal, or (iii) which otherwise is reasonably likely to have a Material Adverse Effect on TARGET or PARENT; nor shall any proceeding brought by any Governmental Entity seeking any of the foregoing be pending.

     (d)  Tax Opinions. TARGET shall have received a written opinion of Choate,
          ------------
Hall & Stewart in form and substance reasonably satisfactory to TARGET to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon (and PARENT, SUB and TARGET shall make) customary representations substantially in the form attached hereto in Exhibit 6.01(d).

     (e)  NYSE Listing. The shares of PARENT Common Stock issuable to TARGET's
          ------------
stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

     (f)  HSR Act. The waiting period (or any extension thereof) under the HSR
          -------
Act applicable to the transactions contemplated by this Agreement shall have expired or been terminated.

     SECTION 6.02  Additional Conditions to Obligation of PARENT and SUB. The
                   -----------------------------------------------------
obligation of PARENT and SUB to effect the Merger are also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a)  Representations and Warranties. The representations and warranties of
          ------------------------------
TARGET contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of TARGET contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case, as of such earlier date. PARENT and SUB shall have received a certificate to such effect at the Closing signed by the President and Chief Financial Officer of TARGET.

     (b)  Agreements and Covenants. TARGET shall have performed or complied in
          ------------------------
all material respects with all agreements and covenants required by this Agreement to be performed or complied with by TARGET on or prior to the Effective Time, and PARENT and SUB shall have received a certificate to such effect signed by the President and Chief Financial Officer of TARGET.

     (c)  No Governmental Litigation. There shall not be pending or imminently
          --------------------------
threatened any suit, action or proceeding by any Governmental Entity, (i) challenging the acquisition by PARENT or

SUB of any shares of TARGET Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of TARGET Common Stock (or shares of common stock of the Surviving Corporation) by PARENT or SUB or seeking to obtain from TARGET, PARENT or SUB any damages that are material in relation to TARGET, (ii) seeking to prohibit or materially limit the ownership or operation by TARGET or its subsidiaries, PARENT or any of PARENT's subsidiaries of any material portion of business or of any assets of TARGET, PARENT or any of PARENT's subsidiaries, or to compel TARGET, PARENT or any of PARENT's subsidiaries to divest or hold separate any material portion of any business or of any assets of TARGET, PARENT or any of their respective subsidiaries, as a result of the Merger, or (iii) seeking to prohibit PARENT or any of its subsidiaries from effectively controlling in any material respect the business or operations of TARGET or its subsidiaries.

     (d)  Consents Obtained. All material consents, waivers, approvals,
          -----------------
authorizations or orders required to be obtained, and all filings required to be made, by TARGET for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by TARGET.

     (e)  Material Adverse Change. Since the date of this Agreement, there shall
          -----------------------
have been no change, occurrence or circumstance in the business, results of operations, liabilities, assets, properties or financial condition of TARGET or any subsidiary of TARGET that has had or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on TARGET.

     SECTION 6.03  Additional Conditions to Obligation of TARGET. The
                   ---------------------------------------------
obligation of TARGET to effect the Merger is also subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

     (a) Representations and Warranties. The representations and warranties of
         ------------------------------
PARENT and SUB contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of PARENT and SUB contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. PARENT and SUB shall have received a certificate to such effect at the Closing signed by the President and Chief Financial Officer of PARENT and SUB.

     (b)  Agreements and Covenants. PARENT and SUB shall have performed or
          ------------------------
complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by PARENT or SUB on or prior to the Effective Time, and TARGET shall have received a certificate to such effect signed by the President and Chief Financial Officer of PARENT and SUB.

     (c)  Consents Obtained. All material consents, waivers, approvals,
          -----------------
authorizations or orders required to be obtained, and all filings required to be made, by PARENT or SUB for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by PARENT and SUB.

     SECTION 6.04  Frustration of Closing Conditions. TARGET, PARENT and SUB,
                   ---------------------------------
as the case may be, may not rely on the failure of any condition set forth in Sections 6.01, 6.02 or 6.03 to be satisfied if such party was the principal
-------------  ----    ----
cause of the failure of such condition to be satisfied.

                                  ARTICLE VII

                                  TERMINATION
                                  -----------

     SECTION 7.01  Termination. This Agreement may be terminated at any time
                   -----------
prior to the Effective Time, notwithstanding approval thereof by the stockholders of TARGET:

     (a)  by mutual written consent of PARENT, SUB and TARGET; or

     (b) by either PARENT or TARGET if the Merger shall not have been consummated by May 8, 2000 (the "Outside Date"), provided that the right to
                                 ------------
terminate this Agreement under this Section 7.01(b) shall not be available to
                                    ---------------
any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

     (c) by either PARENT or TARGET if an Injunction having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become a non-
             ---------------
appealable final order, decree or ruling provided that the party seeking to
                                         --------
terminate this Agreement pursuant to this Section 7.01(c) shall have used
                                          ---------------
reasonable efforts to prevent the entry of and to remove such Injunction; or

     (d) by either PARENT or TARGET, if, at the TARGET Stockholders' Meeting (including any adjournment or postponement thereof), the Required Stockholder Approval shall not have been obtained; or

     (e) (i) by PARENT if TARGET breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (x) would give rise to the failure of a condition set forth in Section 6.02(a) or Section
                                                ---------------    -------
6.02(b) and (y) cannot be or has not been cured within 30 days after the giving
-------
of written notice to TARGET of such breach or failure to perform or (ii) by TARGET if PARENT breaches or fails to perform in any respect any of its representations, warranties or covenants contained in this Agreement and such breach or failure to perform (1) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (2) cannot be or has not
             ---------------    ---------------
been cured within 30 days after the giving of written notice to PARENT of such breach or failure to perform; or

     (f) by PARENT, if (i) the TARGET Board or any committee thereof shall fail to recommend the Merger or shall withdraw, modify or change its approval or recommendation of this Agreement or the Merger in a manner adverse to PARENT or shall have resolved to do any of the foregoing; (ii) after the receipt by TARGET of an Acquisition Proposal, PARENT requests in writing that the TARGET Board reconfirm its approval or recommendation of this Agreement or the Merger to the stockholders of TARGET and the TARGET Board fails to do so within 10 business days after its receipt of PARENT's request; (iii) the TARGET Board shall have approved or recommended to the stockholders of TARGET an Acquisition Transaction; or (iv) the TARGET Board approves or recommends that the stockholders of TARGET tender their shares of TARGET Common Stock into any tender or exchange offer that is an Acquisition Proposal or is related thereto.

     (g)  by TARGET in accordance with the terms of Section 4.03(c); provided,
                                                    ---------------  --------
however, that any termination pursuant to this Section 7.01(g) shall not be
-------                                        ---------------
effective unless TARGET shall have fully complied with the provisions of Section
                                                                         -------
4.03 and paid TARGET Fee described in Section 7.03(b) and the expenses to be
----                                  ---------------
paid by it in accordance with Section 7.03(a).
                              ---------------

     SECTION 7.02  Effect of Termination. In the event of the termination of
                   ---------------------
this Agreement pursuant to Section 7.01, this Agreement shall forthwith become
                           ------------
void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in

Section 7.03 and Section 8.01 hereof, and (ii) nothing herein shall relieve any
------------     ------------
party from liability for any breach hereof.

     SECTION 7.03  Fees and Expenses.
                   -----------------

     (a)  Except as set forth in this Section 7.03, all fees and expenses,
                                      ------------
including ll stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to such Taxes) ("Transfer Taxes"), incurred in connection with this Agreement and the
         --------------

Option Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses provided, however, that PARENT and TARGET shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto. The parties hereto shall cooperate with each other in preparing, executing and filing any Tax Returns with respect to Transfer Taxes.

     (b)  TARGET shall pay PARENT a fee of $2,550,000 ("TARGET Fee"), (1) upon
                                                        ----------
the termination of this Agreement pursuant to Sections 7.01(f) or 7.01(g) or (2)
                                              ----------------    -------
if (x) TARGET or PARENT shall terminate this Agreement pursuant to Sections
                                                                   --------
7.01(b) or 7.01(d), (y) prior to such termination an Acquisition Proposal shall
-------    -------
have been made or any person shall have announced an intention to make an Acquisition Proposal and (z) within 12 months of such termination TARGET or its subsidiaries either consummates a transaction which, if proposed, would constitute an Acquisition Proposal or enters into an Acquisition Agreement with respect to such a transaction or the TARGET Board approves such a transaction.

     (c)  The fees payable pursuant to Section 7.03(b) shall be paid promptly,
                                       ---------------
but in no event later than the occurrence of the event giving rise to such fees. All payments under this Section 7.03 shall be made by wire transfer of
                        ------------
immediately available funds to an account designated by the party entitled to receive payment.

     (d)  TARGET acknowledges that the agreements contained in this Section 7.03
                                                                    ------------
are an integral part of the transactions contemplated hereby, and that, without these agreements, PARENT would not enter into this Agreement. If TARGET fails promptly to pay any amounts due to PARENT pursuant to Section 7.03(a) or
                                                      ---------------
7.03(b), and, in order to obtain such payment, PARENT commences a suit which
-------
results in a judgment against TARGET, TARGET shall pay to PARENT its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

                                 ARTICLE VIII

                              GENERAL PROVISIONS
                              ------------------

     SECTION   Effectiveness of Representations, Warranties and Agreements;
               ------------------------------------------------------------
Knowledge, Etc. Except as otherwise provided in this Section 8.01, the
--------------                                       ------------
representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 7.01, as the case may be, except for those covenants and agreements
------------
contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or this Article 8. The Confidentiality Agreement shall survive termination of this Agreement as therein provided.

     SECTION 8.02  Notices. All notices and other communications given or made
                   -------
pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address or sent by electronic transmission, with confirmation received, to the telecopy number specified below:

          (a)    If to PARENT or SUB:

                 c/o Ethicon, Inc.
                 U.S. Route #22
                 Somerville, New Jersey 08876
                 Fax No. (908) 218-3492
                 Attention:  Howard Zauberman

                 With copies to:

                 Johnson & Johnson
                 One Johnson & Johnson Plaza
                 New Brunswick, New Jersey  08933
                 Fax No. (732) 524-2788
                 Attention:  Office of General Counsel

                 and

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, New York 10019
                 Fax No. (212) 474-3700
                 Attention:  Robert Kindler, Esq.

          (b)    If to TARGET:

                 Innovasive Devices, Inc.
                 734 Forest Street
                 Marlborough, Massachusetts 01752
                 Fax No. (508) 460-6661
                 Attention:  Richard D. Randall

                 With a copy to:

                 Choate, Hall & Stewart
                 Exchange Place
                 53 State Street
                 Boston, MA 02109
                 Fax No.  (617) 248-4000
                 Attention:  Roslyn G. Daum, Esq.

     SECTION 8.03  Interpretation. When a reference in this Agreement is made
                   --------------
to Sections or Schedules, such reference shall be to a Section or Schedule to this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The term "or" is not exclusive.

     SECTION 8.04  Certain Definitions. For purposes of this Agreement, the
                   -------------------
term:

         (a)  "affiliate" means a person that directly or indirectly, through
               ---------
     one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

         (b)  "business day" means any day other than a day on which banks in
               ------------
     Boston are required or authorized to be closed;

         (c)  "control" (including the terms "controlled by" and "under common
               -------
     control") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (d)  "indebtedness" means, with respect to any person, without
               ------------
     duplication, (i) all obligations of such person for borrowed money, or with respect to deposits or advances of any kind to such person, (ii) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (iv) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding obligations of such person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of such person's business), (v) all capitalized lease obligations of such person and (vi) all guarantees and arrangements having the economic effect of a guarantee of such person of any indebtedness of any other person;

         (e)  "knowledge" of TARGET means the knowledge after due inquiry of the
               ---------
     officers of TARGET and any of its subsidiaries but specifically excluding Phil Heitlinger.

         (f)  "person" means an individual, limited liability company,
               ------
     corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

         (g)  "subsidiary" or "subsidiaries" of TARGET, PARENT, the Surviving
               ----------      ------------
     Corporation or any other person means any corporation, partnership, joint venture or other legal entity of which TARGET, the Surviving Corporation, PARENT or such other person (whether incorporated or unincorporated), as the case may be, (i) of which such party or any other subsidiary is a general partner or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

     SECTION 8.05  Amendment. This Agreement may be amended by the mutual
                   ---------
consent of the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that after approval of the Merger by the stockholders of
--------  -------
TARGET, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by TARGET, PARENT and SUB.

     SECTION 8.06  Waiver. At any time prior to the Effective Time, any party
                   ------
hereto may with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 8.07  Severability. If any term or other provision of this
                   ------------
Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

     SECTION 8.08  Entire Agreement. This Agreement and the Option Agreement
                   ----------------
constitute the entire agreement and supersede all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, through the date hereof with respect to the subject matter hereof and thereof.

     SECTION 8.09  Assignment. This Agreement shall not be assigned by
                   ----------
operation of law or otherwise without the written consent of the parties hereto; except that PARENT may assign all or any of their rights hereunder to any affiliate provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 8.10  Parties in Interest. This Agreement shall be binding upon
                   -------------------
and inure solely to the benefit of each party hereto, and nothing in this Agreement (other than Section 5.12), express or implied, is intended to or shall
                      -------------
confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 8.11  Failure or Indulgence Not Waiver; Remedies Cumulative. No
                   -----------------------------------------------------
failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 8.12  Governing Law. This Agreement shall be governed by, and
                   -------------
construed in accordance with, the internal laws of The Commonwealth of Massachusetts, without regard to the choice of law provisions thereof provided,
                                                                      --------
however, that the laws of the respective states of incorporation of each of the
-------
parties hereto shall govern the relative rights, obligations, powers, duties and other internal affairs of such party and its Board of Directors.

     SECTION 8.13  Specific Performance. The parties agree that irreparable
                   --------------------
damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in The Commonwealth of Massachusetts or in any state court located in The Commonwealth of Massachusetts, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto
(i) consents to submit itself to the personal jurisdiction of any Federal court located in The Commonwealth of Massachusetts or any state court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in The Commonwealth of Massachusetts or a state court located in The Commonwealth of Massachusetts.

     SECTION 8.14  Counterparts. This Agreement may be executed in one or more
                   ------------
counterparts, and by the different parties hereto in separate counterparts, each of which when delivered (including by facsimile transmission) shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.


                               *  *  *  *  *  *

                               Signature Page to
                Agreement and Plan of Merger and Reorganization

         IN WITNESS WHEREOF, PARENT, SUB and TARGET have caused this Agreement to be executed under seal as of the date first written above by their respective officers thereunto duly authorized.


                                   JOHNSON & JOHNSON



                                   By:  /s/ Robert Baretta
                                      ---------------------------------
                                   Name: Robert Baretta
                                   Title: V.P. Finance and
                                          Chief Financial Officer


                                   INNOVASIVE DEVICES, INC.


                                   By:  /s/ Richard D. Randall
                                      ----------------------------------
                                   Name: Richard D. Randall
                                   Title: President and CEO


                                   RAPTOR ACQUISITION CORP.



                                   By:  /s/ Howard Zaberman
                                      -----------------------------------
                                   Name: Howard Zaberman
                                   Title: President